Exhibit 99.1

Paylocity extends commitment to Chicagoland area with new corporate headquarters

ARLINGTON HEIGHTS, Ill., June 2, 2016 — Paylocity Holding Corporation (Nasdaq: PCTY), a cloud-based provider of payroll and human capital management software solutions, today announced it will be moving to a new corporate headquarters.

Beginning in late 2016 and continuing through 2019, the Company will phase into approximately 309,000 square feet of office space at 1400 American Lane in Schaumburg, Ill, which is currently owned and managed by Retail Properties of America, Inc. (NYSE: RPAI).

“This location will accommodate our rapid growth and emphasize our brand as a technology-driven organization,” said Steve Beauchamp, President and Chief Executive Officer. “We are very proud of our multiple Best Places To Work designations and believe this facility will provide a great work environment allowing us to continue to attract and retain talented employees. Our new corporate headquarters will include a fully renovated atrium and lobby along with a number of employee-centric features such as a state-of-the-art fitness center, new recreational amenities and modern conference and dining facilities.”

Paylocity was represented by Todd Lippman, Vice Chairman, Jim Whalen, Executive Vice President, Paul Diederich, Senior Vice President, and Jarrett Annenberg, First Vice President, of CBRE.

“Paylocity is one of Chicago’s leading technology companies,” said CBRE’s Lippman. “This transaction will give the firm flexibility to accommodate its workforce today and to continue to grow for years to come. This is an exciting move and the location provides great amenities, access to the talent that the firms needs and it made sound economic sense. This move will position Paylocity to be an employee-centric market leader for years to come.”

About Paylocity

Paylocity is a provider of cloud-based payroll and human capital management, or HCM, software solutions for medium-sized organizations. Paylocity’s comprehensive and easy-to-use solutions enable its clients to manage their workforces more effectively. Paylocity’s solutions help drive strategic human capital decision-making and improve employee engagement by enhancing the human resource, payroll and finance capabilities of its clients. For more information, visit www.paylocity.com.

Safe Harbor/forward looking statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, future financial position and performance, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding growth, ability to attract and retain employees and other statements about management’s beliefs, intentions or goals.  Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks related to Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; Paylocity’s ability to sell new products, such as ACA Enhanced, to its existing customers and new customers; Paylocity’s ability to service clients effectively; Paylocity’s ability to expand its sales organization to effectively address new geographies; Paylocity’s ability to continue to expand its referral network of third parties; Paylocity’s ability to accurately forecast revenue and appropriately plan its expenses; Paylocity’s ability to manage its growth effectively; Paylocity’s ability to forecast its tax position, including but not limited to the assessment of the need for a valuation allowance against its deferred tax position; continued acceptance of SaaS as an effective method for delivery of payroll and HCM solutions; Paylocity’s ability to protect and defend its intellectual property; the risk that Paylocity’s security measures are compromised or the unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; future regulatory, judicial and legislative changes in its industry, including changes in ACA that could impact sales of the ACA Enhanced product; changes in the competitive environment in Paylocity’s industry and the market in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 14, 2015.  Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC.  These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

CONTACT:

Annemarie Pozo

investors@paylocity.com

224.318.3900

www.paylocity.com